UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2012

TRW Automotive Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31970	81-0597059
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan		48150
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (734) 855-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

TRW Automotive Holdings Corp. (the “Company”) announced that on September 28, 2012 the Company and its wholly owned subsidiary, TRW Automotive Inc. (“TAI”), and certain of the Company’s foreign subsidiaries, entered into the Eighth Amended and Restated Credit Agreement, dated as of September 28, 2012 (the “Eighth Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arrangers. The Eighth Credit Agreement provides for senior secured credit facilities consisting of (i) a revolving credit facility in the amount of $1.4 billion which matures in September 2017, subject to certain conditions described below (the “Revolving Credit Facility”), and (ii) additional availability which may be used in the future for one or more term loans or additional revolving facilities (together with the Revolving Credit Facility, the “Facilities”). All of the Facilities are undrawn.

The Eighth Credit Agreement amends certain provisions of the prior credit agreement, the Seventh Amended and Restated Credit Agreement, dated as of December 21, 2009 (the “Prior Agreement”), including by increasing the amounts available under the Facilities, extending the maturity date, replacing the Revolving Credit Facility’s leveraged based pricing grid with a ratings based grid, reducing the interest rate on amounts drawn under the Revolving Credit Facility and the fees charged on undrawn availability, as well as amending certain other covenants applicable to the Company, TAI and its subsidiaries, which are now more favorable.

The leverage ratio covenant is unchanged from the Prior Agreement and will remain 3.50 to 1.00 for the duration of the Facilities. The minimum interest coverage ratio covenant likewise is unchanged from the Prior Agreement and remains 2.75 to 1.00 for the duration of the Facilities. The applicable margin for loans under the Revolving Credit Facility will initially be 175 basis points over LIBOR.

The Revolving Facility will mature on September 28, 2017; provided that if, as of (a) the last fiscal day of October 2016, with respect to the Company’s 7 1/4% Senior Notes due 2017, or (b) the last fiscal day of July 2017, with respect to the Company’s 8 7/8% Senior Notes due 2017 (each such series of notes, “Inside Maturity Notes”), an aggregate amount of the applicable Inside Maturity Notes in excess of $100 million remains outstanding and the amount of available liquidity does not exceed the aggregate amount of cash necessary to redeem such Inside Maturity Notes by at least $500 million, then the maturity date of the New Revolving Facility will be 20 business days after such date.

Like the senior credit facilities under the Prior Agreement:

•	obligations of TAI under the Facilities are unconditionally guaranteed by the Company and substantially all of its wholly-owned domestic subsidiaries;

•	obligations of the foreign subsidiary borrowers under the Facilities are unconditionally guaranteed by the Company, TAI and certain foreign subsidiaries of TAI;

•

the Facilities are secured by a perfected first priority security interest in, and mortgages on, substantially all tangible and intangible assets of TAI and substantially all of its domestic subsidiaries, and a pledge of 100% of the stock of TAI and substantially all of its domestic subsidiaries and 65% of the stock of foreign subsidiaries owned by domestic entities; and

•	foreign borrowings under the Facilities will be secured by assets of certain foreign subsidiaries.

If the Company’s leverage ratio is greater than 1.50 to 1.00, the Eighth Credit Agreement restricts the purchase or redemption of the Company’s common stock, and the payment of cash dividends thereon, pursuant to a formula based on the Company’s consolidated net income. In addition, the Eighth Credit Agreement, like the Prior Agreement, contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of TAI and its subsidiaries to incur additional indebtedness or issue preferred stock, repay other indebtedness, pay certain dividends and distributions or repurchase capital stock, create liens on assets, make investments, loans or advances, make certain acquisitions, engage in mergers or consolidations, enter into sale and leaseback transactions, engage in certain transactions with affiliates, amend certain material agreements governing TAI’s indebtedness, and change the business conducted by the Company and its subsidiaries. In addition, the Eighth Credit Agreement also includes customary events of default.

This description is not complete and is qualified in its entirety by reference to the full text of the Eighth Credit Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety.

Certain of the lenders under the Eighth Credit Agreement or their affiliates make investments directly or indirectly in the Company and affiliates of The Blackstone Group L.P. and have performed and in the future will continue to perform various investment banking, commercial banking and advisory services for the Company and its affiliates from time to time for which they have received or may receive customary fees and expenses. Such lenders or their affiliates may also hold the Company’s equity or TAI’s debt securities from time to time.

On October 1, 2012, the Company issued a press release announcing the transactions described in this Item 1.01 and in Item 8.01 below. The text of such press release, which is attached hereto as Exhibit 99.1, is incorporated herein in its entirety.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 3.03.	MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

The information provided in Item 1.01 of this Current Report on Form 8-K regarding restrictions on the payment of dividends on the Company’s common stock is incorporated herein by this reference.

ITEM 8.01.	OTHER EVENTS

On October 1, 2012, the Company issued a press release announcing that its board of directors approved a $1 billion share repurchase program that extends through December 31, 2014. The Company anticipates acquiring the shares from time to time through open market purchases, block trades, privately negotiated transactions including accelerated share repurchase transactions, other derivative transactions, or otherwise, at such times and in such amounts as Company management deems appropriate, given prevailing financial and market conditions. Repurchases may also be made under trading plan(s) that may be adopted from time to time in accordance with Rule 10b5-1 of the Securities Exchange Act, which would permit the Company to repurchase shares when it might otherwise be precluded from doing so under insider trading laws.

The repurchase program, which will commence in the fourth quarter of 2012, is expected to be completed over two years. However, the repurchase program does not obligate the Company to repurchase any dollar amount or number of shares, and the specific timing and amount of repurchases will vary based on market and business conditions and other factors. The Company anticipates that purchases under the new authorization will generally be made subject to certain restrictions relating to volume, price and timing in an effort to minimize the impact of the purchases upon the market for the securities. The program is anticipated to be funded through cash from operations and available liquidity facilities. Shares repurchased through the repurchase program will be retired. The repurchase program may be modified, suspended or terminated by the board of directors at any time without prior notice.

This repurchase program is in addition to the share repurchase program previously authorized by the Company’s board of directors which is intended to offset, on an ongoing basis, the dilution created by the Company’s stock incentive plan. Although the Company has purchased the maximum number of shares allowed under that program for 2012, it may repurchase up to 1.5 million shares thereunder in each subsequent year.

The text of the press release described above, which also announced the transactions described in Item 1.01 above and which is attached hereto as Exhibit 99.1, is incorporated herein in its entirety.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

10.1	Eighth Amended and Restated Credit Agreement, dated as of September 28, 2012, among TRW Automotive Inc., the Company, certain of the Company’s foreign subsidiaries, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arrangers

99.1	Press Release of the Company dated October 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.

Dated:	October 1, 2012	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Eighth Amended and Restated Credit Agreement, dated as of September 28, 2012, among TRW Automotive Inc., the Company, certain of the Company’s foreign subsidiaries, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lead arrangers

99.1	Press Release of the Company, dated October 1, 2012